SIXTH AMENDMENT
TO
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

		This Sixth Amendment is made as of the 1st day of November, 1996, by and among SHELDAHL, INC., a Minnesota corporation (the "Borrower"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Norwest"), HARRIS TRUST AND SAVINGS BANK, a bank organized and existing under the laws of the State of Illinois ("Harris"), and NBD BANK, a Michigan banking corporation ("NBD"; NBD, Norwest and Harris, collectively the "Lenders" and each a "Lender"), and Norwest as Agent for and on behalf of the Lenders (in such capacity, the "Agent").

Recitals

		The Borrower, Norwest and Harris entered into an Amended and Restated Credit and Security Agreement dated as of November 24, 1993, as amended by a First Amendment to Amended and Restated Credit and Security Agreement dated as of December 2, 1993, a Second Amendment to Amended and Restated Credit and Security Agreement dated as of May 12, 1994, a Third Amendment to Amended and Restated Credit and Security Agreement dated as of January 24, 1995, a Fourth Amendment to Amended and Restated Credit and Security Agreement dated as of January 29, 1996 and a Fifth Amendment to Amended and Restated Credit and Security Agreement dated as of March 12, 1996 (as amended, the "Credit Agreement") under which the Lenders agreed to make certain revolving credit and term loans available to the Borrower.

		The Borrower and the Lenders have agreed to amend the Credit Agreement to (i) allow the Borrower to increase the number of different Interest Periods which may be in effect at one time, (ii) increase the Capital Expenditure Limit for fiscal year 1997, (iii) decrease the Minimum Net Income covenant for fiscal year 1997 and (iv) increase the permitted Lien amount.

		NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

		1.	Defined Terms.  Capitalized terms used in this Sixth
Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

		2. 	Amended Definitions.  Section 1.1 of the Credit Agreement is
hereby amended by amending and restating in their entirety the following definitions:

	"`Interest Period' means, relative to any Eurodollar Advance, the period beginning on (and including) the date on which such Eurodollar Advance is made or continued as, or converted into, a Eurodollar Advance pursuant to Sections 2.1(a), (b) or (c) and shall end on (but exclude) the day which numerically corresponds to such date one (1), two (2), three (3) or six (6) months thereafter (or, if such month has no numerically corresponding day, on the last Banking Day of such month), as the Borrower may select in its relevant notice pursuant to Sections 2.1(a), (b) or (c); provided, however, that:

	(a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than four (4) different dates;

	(b) if an Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following Banking Day (unless such next following Banking Day is the first Banking Day of a calendar month, in which case such Interest Period shall end on the next preceding Banking Day); and

	(c)  no Interest Period may end later than the Maturity
Date."

	"`Capital Expenditure Limit' means $30,000,000 for the Borrower's fiscal year 1997 and, for each subsequent fiscal year, an amount mutually agreed upon by the Borrower and the Required Lenders; provided, however, that if on or prior to the sixtieth (60th) day following the end of the prior fiscal year, the Borrower and the Required Lenders are unable to agree, in writing, upon the appropriate level of Capital Expenditures for the immediately succeeding fiscal year, the Required Lenders may, in their discretion, declare an Event of Default as of such date."

		3. 	Minimum Net Income.  Section 6.15 of the Credit Agreement is
hereby amended by deleting the reference to "$5,000,000" and inserting in place thereof the figure "$4,500,000".

		4. 	Liens.  Section  7.1(e) of the Credit Agreement is amended
in its entirety to read as follows:

		"(e)	purchase money security interests relating to the
acquisition of Equipment of the Borrower securing indebtedness not in excess of $5,000,000, in the aggregate, at any time outstanding, so long as the Borrower is in, and maintains, compliance with every other provision of this Agreement."

		5.	Conditions Precedent.  This Sixth Amendment shall become
effective when the Lender has received an original hereof, duly executed on behalf of each party hereto.

		6.	Representations and Warranties.  To induce the Lenders to
enter into this Sixth Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

	(a)	The Borrower has all requisite power and authority to
execute this Amendment and to perform all of its obligations hereunder.

	(b)	The execution, delivery and performance by the Borrower of
this Amendment has been duly authorized by all necessary corporate action and does not (1) require any authorization, consent or approval by any governmental department, commissions, board, bureau, agency or instrumentality, domestic or foreign, (2) violate (A) any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower or (B) the articles of incorporation or by-laws of the Borrower, or (3) result in the breach or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

	(c)	The representations and warranties contained in Article V of the Credit Agreement are true and correct as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date.

		7.	Release.  The Borrower hereby releases and forever
discharges the Lenders and each of their respective former and present directors, officers, employees, agents and representatives of and from every and all claims, demands, causes of action (at law or in equity) and liabilities, of any kind or nature, whether known or unknown, liquidated or unliquidated, absolute or contingent, which the Borrower ever had, presently has or claims to have against a Lender or any of its respective directors, officers, employees, agents or representatives of or relating to events, occurrences, actions, inactions or any other matters occurring prior to the date of this Amendment.

		8.	No Waiver.  The execution of this Amendment shall not be
deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lenders, whether or not known to the Lenders and whether or not existing on the date of this Amendment.

		9.	Costs and Expenses.  The Borrower hereby reaffirms its
agreement under Section 10.7 of the Credit Agreement to pay or reimburse the Agent, among other costs and expenses, all expenses incurred by the Agent in connection with the amendment, performance or enforcement of the Loan Documents, including without limitation, all reasonable fees and disbursements of legal counsel to the Agent.

		10.	References.  Except as expressly amended hereby, all
provisions of the Loan Documents shall remain in full force and effect. After the effective date hereof, each reference to any Loan Document or any other document executed in connection with the Credit Agreement to the "Credit Agreement" or to "this Agreement", "hereunder" or "hereof" or words of like import referring to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

		11.	Execution in Counterparts.  This Amendment may be executed
in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one in the same instrument.

		IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

							SHELDAHL, INC.
							/S/ John V. McManus

							NORWEST BANK MINNESOTA,
							NATIONAL ASSOCIATION,
							Lender and Agent
							/s/ Laura Oberst

							HARRIS TRUST AND SAVINGS BANK
							/s/ Cathy Ciolek

							NBD BANK
							/s/ Marguerite Mullins